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                                                                  EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 7 to the Registration Statement on Form N-6 (Registration Nos. 333-79471 and 811-09359) of our report dated February 13, 2003 relating to the financial statements of The United States Life Insurance Company in the City of New York ("USL") and our report dated April 8, 2003 relating to the financial statements of USL Separate Account USL VL-R, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 28, 2003